                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

        There is no parent of the Company. The following is a listing of the significant subsidiaries of the Company.


                                                                Jurisdiction of
                                                                 Organization
                                                                ---------------
Armor All Products Corporation.................................   Delaware

McKesson Water Products Company................................   California

Medis Health and Pharmaceutical Services Inc...................   Canada

Millbrook Distribution Services Inc............................   Indiana



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